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                                                                  Exhibit 14(b)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Technology Fund, Inc:

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 6, 1998 appearing in the Statement of Additional Information dated June 30, 1998 of Merrill Lynch Technology Fund, Inc., and to the references to us under the captions "Comparison of the Funds - Financial Highlights" and "Experts" appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
December 9, 1998